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                                                                   EXHIBIT 99.1


WILLIAM D. BIGGS, SR. RELINQUISHES BOARD SEAT; COMPANY CONTINUES TO PURSUE ADDITIONAL FINANCING; ANNUAL MEETING SCHEDULED FOR AUGUST 23RD

Florence, AL (June 14, 2002) -- Martin Industries, Inc. (OTCBB: MTIN.OB), a manufacturer of premium gas fireplaces and home heating appliances announced today that William D. Biggs, Sr. has resigned from the Company's Board of Directors.

In his letter of resignation to the Board, Mr. Biggs stated, "I have made this decision, not because I have lost interest in the Company or because of any disagreement with the Company, but rather to enable me to pursue my interests in seeing if I can be more effective in arranging the level and type of financing that I believe the Company needs in order to reestablish itself as a profitable enterprise. I believe that I will have more flexibility in attempting this important task if I am not a Director."

William H. Martin, III, the Chairman of the Board of the Company, stated, "On behalf of the entire Board of Directors, the management and all of the Company's employees, I want to thank Bill Biggs for his many years of service to the Company. Although we will lose Bill's sage advice as a member of our Board, we will hopefully have the benefits of his continued interest in the Company, as evidenced by the role he has recently played in providing much needed financing."

As the Company has previously disclosed, Mr. Biggs, together with fellow Directors Jim D. Caudle and Jack Duncan, who is the Company's President and CEO, have loaned the Company $1.5 million and provided it with a $500,000 line of credit through their new company, M-TIN, LLC. The Company is pursuing additional financing from M-TIN, LLC and other unrelated parties in connection with the Company's efforts to replace its existing credit facility through a new prospective lending institution. There is no assurance that the Company will be able to consummate either of these proposed financings.

The Company also announced that it presently intends to hold its annual meeting of shareholders on August 23rd, as previously reported in its latest Form 10-Q.

Martin Industries designs, manufactures and sells high-end, pre-engineered gas and wood burning fireplaces, decorative gas logs, fireplace inserts and gas heaters and appliances for commercial and residential new construction and renovation markets in the U.S. Additional information on Martin Industries and its products can be found at its website: http://www.martinindustries.com

With the exception of historical information, the matters and statements made in this release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements regarding Mr. Biggs' intentions and efforts to assist in arranging the level and type of financing that he believes the Company needs in order to reestablish itself as a profitable enterprise; the Company's efforts to obtain additional financing from M-TIN, LLC and other unrelated parties in connection with the Company's efforts to replace its existing credit facility; the Company's efforts


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to secure adequate financing to replace its existing credit facility; and the
Company's present intention to hold its annual meeting of shareholders on August 23rd. Wherever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "anticipates," "may," "believes," "estimates," "projects," "expects," "intends," and words of similar import. Forward-looking statements contained in this release involve certain assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements. In particular there can be no assurance that Mr. Biggs will be successful in any efforts he may undertake to address the Company's financial situation; that the Company's cost reductions will be adequate or that the Company will achieve a level of revenue that will allow it to return to profitability; that the Company will be able to obtain the necessary financing to continue its operations; or that the Company will be able to successfully implement or complete the short-term and long-term programs being undertaken by the Company. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for fiscal year 2001 and the Company's Quarterly Report on Form 10-Q for the period ended March 30, 2002. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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